HUDSON PACIFIC PROPERTIES, INC.
FOURTH QUARTER 2017
Supplemental Operating and Financial Information

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Northern and Southern California and the Pacific Northwest; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; and the consequences of any possible future terrorist attacks. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on February 21, 2017 and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise.

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Ninth Floor, Los Angeles, California 90025 (310) 445-5700 www.hudsonpacificproperties.com
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Richard B. Fried
Chairman of the Board, Chief Executive Officer and President, Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Managing Member, Farallon Capital Management, L.L.C.

Jonathan M. Glaser	Robert L. Harris II	Mark D. Linehan
Managing Member, JMG Capital Management LLC	Executive Chairman (retired), Acacia Research Corporation	President and Chief Executive Officer, Wynmark Company

Robert M. Moran, Jr.	Michael Nash	Barry A. Porter
Co-founder and Co-owner, FJM Investments LLC	Senior Managing Director, Blackstone Group, L.P., Co-Founder and Global Chairman, Blackstone Real Estate Debt Strategies	Managing General Partner, Clarity Partners L.P.

Andrea Wong
President (retired), International Production, Sony Pictures Television

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Mark T. Lammas	Christopher Barton
Chief Executive Officer and President	Chief Operating Officer, Chief Financial Officer and Treasurer	EVP, Development and Capital Investments

Alexander Vouvalides	Dale Shimoda	Kay L. Tidwell
Chief Investment Officer	EVP, Finance	EVP, General Counsel and Secretary

Arthur X. Suazo	Harout Diramerian	Steven M. Jaffe
EVP, Leasing	Chief Accounting Officer	Chief Risk Officer

Joshua Hatfield	Drew Gordon	Gary Hansel
EVP, Operations	SVP, Northern California	SVP, Southern California

Bill Humphrey	Derric Dubourdieu	Andy Wattula
SVP, Sunset Studios	SVP, Leasing	SVP, Pacific Northwest

Elva Hernandez
VP, Controller
INVESTOR RELATIONS
Laura Campbell VP, Head of Investor Relations lcampbell@hudsonppi.com

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

RESEARCH COVERAGE

EQUITY RESEARCH COVERAGE

James Feldman	Barry Oxford	Alexander Goldfarb
Bank of America Merrill Lynch	D.A. Davidson	Sandler O’Neill + Partners
(646) 855-5808	(212) 240-9871	(212) 466-7937

Ross Smotrich	Craig Mailman	Nick Yulico
Barclays Capital	KeyBanc Capital Markets	UBS Investment Bank
(212) 526-2306	(917) 368-2316	(212) 713-3402

Tom Catherwood	Richard Anderson	Blaine Heck
BTIG	Mizuho Securities	Wells Fargo Securities
(212) 738-6140	(212) 205-8445	(443) 263-6516

David Rodgers	Andrew Rosivach	Vikram Malhotra
Robert W. Baird & Company	Goldman Sachs	Morgan Stanley
(216) 737-7341	(212) 902-2796	(212) 761-7567

RATING AGENCIES

Stephen Boyd	Alice Chung	Fernanda Hernandez
Fitch Ratings	Moody’s Investor Service	Standard & Poor’s
(212) 908-9153	(212) 553-2949	(212) 438-1347

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

CORPORATE DATA
(Unaudited, in thousands, except number of properties, square feet and per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a vertically integrated real estate company focused on acquiring, repositioning, developing and operating high-quality office and state-of-the-art media and entertainment properties in high-growth, high-barrier-to-entry submarkets throughout Northern and Southern California and the Pacific Northwest. The Company invests across the risk-return spectrum, favoring opportunities where it can employ leasing, capital investment and management expertise to create additional value. This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Website at www.hudsonpacificproperties.com.

	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Number of office properties owned	51	53	52	52	54
Office properties square feet(1)	13,291,531	13,914,418	13,903,408	13,887,405	14,084,405
Stabilized office properties leased rate as of end of period(2)	96.7%	95.9%	95.6%	96.4%	96.4%
In-Service office properties leased rate as of end of period(3)	92.1%	91.5%	90.8%	91.2%	91.2%
Number of Media & Entertainment properties owned	3	3	3	2	2
Same-Store Media & Entertainment square feet(1)	873,002	873,002	879,652	879,652	879,652
Same-Store Media & Entertainment occupied rate as of end of period(4)	90.7%	90.6%	89.9%	90.3%	89.1%
Non-Same-Store Media & Entertainment square feet(1)	376,925	376,925	376,925	—	—
Non-Same-Store Media & Entertainment leased rate as of end of period(5)	76.1%	75.7%	76.3%	—	—
Number of land assets owned	8	8	8	6	7
Land assets square feet(6)	3,045,687	3,045,687	3,045,687	2,539,562	2,539,562
Market capitalization:
Total debt(7)	$2,439,311	$2,655,946	$2,616,568	$2,407,196	$2,707,839
Series A preferred units	$10,177	$10,177	$10,177	$10,177	$10,177
Common equity capitalization(8)	$5,400,294	$5,286,696	$5,391,595	$5,466,098	$5,149,111
Total market capitalization	$7,849,782	$7,952,819	$8,018,340	$7,883,471	$7,867,127
Debt/total market capitalization	31.1%	33.4%	32.6%	30.5%	34.4%
Series A preferred units & debt/total market capitalization	31.2%	33.5%	32.8%	30.7%	34.5%
Common stock data (NYSE:HPP):
Range of closing prices(9)	$ 33.10 - 35.68	$ 31.73 - 34.42	$ 32.68 - 35.79	$ 33.75 - 36.65	$ 31.99 - 35.27
Closing price at quarter end	$34.25	$33.53	$34.19	$34.64	$34.78
Weighted average fully diluted common stock/units outstanding(10)	156,290	156,663	156,665	150,335	146,955
Shares of common stock/units outstanding at end of period(11)	157,673	157,671	157,695	157,797	148,048
_____________________________

(1)
Square footage for properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing. The Same-Store Media & Entertainment square feet excludes 6,650 square feet of restaurant space that was taken off-line for redevelopment during the third quarter of 2017.

(2)	Stabilized office properties leased rate excludes the lease-up properties, redevelopment, development, properties held for sale, and land properties described on pages 15, 17 and 19.

(3)	In-service office properties leased rate includes the stabilized office properties and lease-up properties described on pages 14 and 15.

(4)	Percent occupied for Same-Store Media and Entertainment properties is the average percent leased for the 12 months ended as of the quarter indicated.

(5)	Percent occupied for Non-Same-Store Media and Entertainment properties is the average percent leased for the period commencing as of May 1, 2017 and ending as of December 31, 2017.

(6)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(7)
Total debt excludes unamortized deferred financing costs and loan discounts. The full amount of debt related to the Pinnacle I and Pinnacle II joint venture and Hill7 joint venture are included. The Pinnacle I and Pinnacle II debts were relieved in November 2017 in conjunction with the sale of these properties.

(8)
Common equity capitalization represents the shares of common stock (including unvested restricted shares), OP units outstanding and dilutive shares multiplied by the closing price of our stock at the end of the period.

(9)	For the quarter indicated.

(10)
For the quarter indicated, diluted shares represent ownership in our Company through shares of common stock, OP units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for the three-month periods ending December 31, 2017, September 30, 2017, June 30, 2017, March 31, 2017 and December 31, 2016 includes an estimate for dilution impact of stock grants to our executives under our 2014, 2015, 2016 and 2017 outperformance programs and performance-based awards under our special one-time award grants based on the projected award potential of such programs as of end of such periods, as calculated in accordance with the Accounting Standards Codification 260 Earnings Per Share (the “Dilutive 2014/2015/2016/2017 OPP stock grants and one-time retention award grants”).

(11)
This amount represents fully diluted common stock and OP units (including unvested restricted stocks) as of the end of the quarter indicated. The shares of common stock/units outstanding include the estimated Dilutive 2014/2015/2016/2017 OPP stock grants and one-time retention award grants.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

Consolidated Balance Sheets
(Unaudited, in thousands, except share data)

	December 31, 2017	December 31, 2016
ASSETS
Investment in real estate, net	5,889,943	5,503,273
Cash and cash equivalents	78,922	83,015
Restricted cash	22,358	25,177
Accounts receivable, net	4,363	7,007
Straight-line rent receivables, net	109,457	79,209
Deferred leasing costs and lease intangible assets, net	244,554	288,929
Prepaid expenses and other assets, net	61,138	77,214
Assets associated with real estate held for sale	211,335	615,174
TOTAL ASSETS	$6,622,070	$6,678,998
LIABILITIES AND EQUITY
Notes payable, net	$2,421,380	$2,473,326
Accounts payable and accrued liabilities	163,107	114,674
Lease intangible liabilities, net	49,930	73,267
Security deposits and prepaid rent	64,031	66,878
Derivative liabilities	265	1,303
Liabilities associated with real estate held for sale	2,216	236,623
TOTAL LIABILITIES	2,700,929	2,966,071
6.25% Series A cumulative redeemable preferred units of the operating partnership	10,177	10,177
EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Common stock, $0.01 par value, 490,000,000 authorized, 155,602,508 shares and 136,492,235 shares outstanding at December 31, 2017 and 2016, respectively	1,556	1,364
Additional paid-in capital	3,622,988	3,109,394
Accumulated other comprehensive income	13,227	9,496
Accumulated deficit	—	(16,971)
Total Hudson Pacific Properties, Inc. stockholders’ equity	3,637,771	3,103,283
Non-controlling interest—members in consolidated entities	258,602	304,608
Non-controlling interest—units in the operating partnership	14,591	294,859
TOTAL EQUITY	3,910,964	3,702,750
TOTAL LIABILITIES AND EQUITY	$6,622,070	$6,678,998

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

Consolidated Statements of Operations (Unaudited, in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,

	2017	2016	2017	2016
REVENUES
Office
Rental	$139,178	$128,763	$545,453	$486,956
Tenant recoveries	24,823	19,893	92,244	84,386
Parking and other	7,267	5,791	29,413	21,894
Total Office revenues	171,268	154,447	667,110	593,236
Media & Entertainment
Rental	9,727	6,850	36,529	26,837
Tenant recoveries	409	1,229	1,336	1,884
Other property-related revenue	7,841	4,596	22,805	17,380
Other	88	76	359	302
Total Media & Entertainment revenues	18,065	12,751	61,029	46,403
TOTAL REVENUES	189,333	167,198	728,139	639,639
OPERATING EXPENSES
Office operating expenses	56,349	52,166	218,873	202,935
Media & Entertainment operating expenses	9,792	7,064	34,634	25,810
General and administrative	13,130	13,926	54,459	52,400
Depreciation and amortization	66,230	67,197	283,570	269,087
TOTAL OPERATING EXPENSES	145,501	140,353	591,536	550,232
INCOME FROM OPERATIONS	43,832	26,845	136,603	89,407
OTHER EXPENSE (INCOME)
Interest expense	23,951	21,269	90,037	76,044
Interest income	(7)	(44)	(97)	(260)
Unrealized (gain) loss on ineffective portion of derivatives	(12)	(194)	70	1,436
Transaction-related expenses	—	—	598	376
Other income	(336)	(842)	(2,992)	(1,558)
TOTAL OTHER EXPENSES	23,596	20,189	87,616	76,038
INCOME BEFORE GAINS ON SALE OF REAL ESTATE	20,236	6,656	48,987	13,369
Gains on sale of real estate	28,708	21,874	45,574	30,389
NET INCOME	48,944	28,530	94,561	43,758
Net income attributable to preferred stock and units	(159)	(159)	(636)	(636)
Original issuance costs of redeemed Series B preferred stock	—	—	—	—
Net income attributable to participating securities	(253)	(177)	(1,003)	(766)
Net income attributable to non-controlling interest in consolidated entities	(15,958)	(2,424)	(24,960)	(9,290)
Net income attributable to non-controlling interest in units in the operating partnership	(119)	(3,491)	(375)	(5,848)
Net income attributable to Hudson Pacific Properties, Inc. common stockholders	$32,455	$22,279	$67,587	$27,218
Basic and diluted per share amounts:
Net income attributable to common stockholders—basic	$0.21	$0.18	$0.44	$0.26
Net income attributable to common stockholders—diluted	$0.21	$0.18	$0.44	$0.25
Weighted average shares of common stock outstanding—basic	155,310,063	125,994,815	153,488,730	106,188,902
Weighted average shares of common stock outstanding—diluted	155,724,147	127,212,815	153,882,814	110,369,055
Dividends declared per share of common stock	$0.25	$0.20	$1.00	$0.80

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

FUNDS FROM OPERATIONS (Unaudited, in thousands, except per share/unit data)

	Three Months Ended
Quarter To Date	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Funds From Operations (“FFO”)(1)
Net income	$48,944	$14,510	$6,954	$24,153	$28,530
Adjustments:
Depreciation and amortization of real estate assets	65,985	70,555	74,939	70,294	66,720
Gains on sale of real estate	(28,708)	—	—	(16,866)	(21,874)
FFO attributable to non-controlling interests	(5,507)	(6,609)	(6,445)	(5,507)	(5,243)
Net income attributable to preferred units	(159)	(159)	(159)	(159)	(159)
FFO to common stockholders and unitholders	80,555	78,297	75,289	71,915	67,974
Specified items impacting FFO:
Transaction-related expenses	—	598	—	—	—
One-time debt extinguishment costs	1,114	—	—	—	—
FFO (excluding specified items) to common stockholders and unitholders	$81,669	$78,895	$75,289	$71,915	$67,974

Weighted average common stock/units outstanding—diluted	156,293	156,663	156,665	150,335	146,955
FFO per common stock/unit—diluted	$0.52	$0.50	$0.48	$0.48	$0.46
FFO (excluding specified items) per common stock/unit—diluted	$0.52	$0.50	$0.48	$0.48	$0.46

	Twelve Months Ended	Nine Months Ended	Six Months Ended	Three Months Ended	Twelve Months Ended
Year To Date	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Funds From Operations (“FFO”)(1)
Net income	$94,561	$45,617	$31,107	$24,153	$43,758
Adjustments:
Depreciation and amortization of real estate assets	281,773	215,788	145,233	70,294	267,245
Gains on sale of real estate	(45,574)	(16,866)	(16,866)	(16,866)	(30,389)
FFO attributable to non-controlling interests	(24,068)	(18,561)	(11,952)	(5,507)	(18,817)
Net income attributable to preferred units	(636)	(477)	(318)	(159)	(636)
FFO to common stockholders and unitholders	306,056	225,501	147,204	71,915	261,161
Specified items impacting FFO:
Transaction-related expenses	598	598	—	—	376
One-time debt extinguishment costs	1,114	—	—	—	—
FFO (excluding specified items) to common stockholders and unitholders	$307,768	$226,099	$147,204	$71,915	$261,537

Weighted average common stock/units outstanding—diluted	154,671	154,511	153,443	150,335	146,739
FFO per common stock/unit—diluted	$1.98	$1.46	$0.96	$0.48	$1.78
FFO (excluding specified items) per common stock/unit—diluted	$1.99	$1.46	$0.96	$0.48	$1.78
_____________________________

(1)	See page 35 for Management’s Statements on FFO.

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

ADJUSTED FUNDS FROM OPERATIONS (Unaudited, in thousands)

	Three Months Ended
Quarter To Date	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Adjusted Funds From Operations (“AFFO”)(1)
FFO	$80,555	$78,297	$75,289	$71,915	$67,974
Adjustments:
Straight-line rent, net	(13,632)	(8,539)	(7,652)	3,084	(9,069)
Amortization of above-market and below-market leases, net	(3,613)	(3,741)	(4,493)	(5,564)	(5,776)
Amortization of above-market and below-market ground leases, net	417	618	833	637	556
Amortization of lease incentive costs	381	323	320	320	311
Amortization of deferred financing costs and loan discount, net	2,448	1,155	1,154	1,157	1,155
Unrealized (gain) loss on ineffective portion of derivatives	(12)	37	51	(6)	(194)
Recurring capital expenditures, tenant improvements and lease commissions	(31,141)	(22,410)	(29,551)	(31,712)	(28,075)
Non-cash compensation expense	3,842	3,449	3,887	3,901	4,213
AFFO	$39,245	$49,189	$39,838	$43,732	$31,095

Dividends paid to common stock and unitholders	$39,245	$39,245	$39,919	$39,919	$29,350
AFFO payout ratio	100.0%	79.8%	100.2%	91.3%	94.4%

	Twelve Months Ended	Nine Months Ended	Six Months Ended	Three Months Ended	Twelve Months Ended
Year To Date	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Adjusted Funds From Operations (“AFFO”)(1)
FFO	$306,056	$225,501	$147,204	$71,915	$261,161
Adjustments:
Straight-line rent, net	(26,739)	(13,107)	(4,568)	3,084	(26,348)
Amortization of above-market and below-market leases, net	(17,411)	(13,798)	(10,057)	(5,564)	(19,118)
Amortization of above-market and below-market ground leases, net	2,505	2,088	1,470	637	2,160
Amortization of lease incentive costs	1,344	963	640	320	1,151
Amortization of deferred financing costs and loan discount, net	5,914	3,466	2,311	1,157	4,856
Unrealized loss (gain) on ineffective portion of derivatives	70	82	45	(6)	1,436
Recurring capital expenditures, tenant improvements and lease commissions	(114,814)	(83,673)	(61,263)	(31,712)	(95,294)
Non-cash compensation expense	15,079	11,237	7,788	3,901	14,144
AFFO	$172,004	$132,759	$83,570	$43,732	$144,148

Dividends paid to common stock and unitholders	$158,544	$118,408	$79,163	$39,919	$117,819
AFFO payout ratio	92.2%	89.2%	94.7%	91.3%	81.7%
_____________________________

(1)	See page 35 for Management’s Statements on AFFO.

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

DEBT SUMMARY
(Unaudited, $ in thousands)

The following table sets forth information as of December 31, 2017 and December 31, 2016 with respect to our outstanding indebtedness:

	December 31, 2017	December 31, 2016	Interest Rate(1)	Contractual Maturity Date		Annual Debt Service (2)	Balance at Maturity
UNSECURED NOTES PAYABLE
Unsecured Revolving Credit Facility(3)	$100,000	$300,000	LIBOR + 1.15% to 1.85%	4/1/2019	(4)	$—	$250,000
5-Year Term Loan due April 2020(3)(5)	300,000	450,000	LIBOR + 1.30% to 2.20%	4/1/2020		—	450,000
5-Year Term Loan due November 2020(3)	75,000	175,000	LIBOR + 1.30% to 2.20%	11/17/2020		—	175,000
7-Year Term Loan due April 2022(3)(6)	350,000	350,000	LIBOR + 1.60% to 2.55%	4/1/2022		11,760	350,000
7-Year Term Loan due November 2022(3)(7)	125,000	125,000	LIBOR + 1.60% to 2.55%	11/17/2022		3,788	125,000
Series A Notes	110,000	110,000	4.34%	1/2/2023		4,774	110,000
Series E Notes	50,000	50,000	3.66%	9/15/2023		1,830	56,000
Series B Notes	259,000	259,000	4.69%	12/16/2025		12,147	50,000
Series D Notes	150,000	150,000	3.98%	7/6/2026		5,970	150,000
Registered Senior Notes(8)	400,000	—	3.95%	11/1/2027		15,800	400,000
Series C Notes	56,000	56,000	4.79%	12/16/2027		2,682	259,000
TOTAL UNSECURED NOTES PAYABLE	1,975,000	2,025,000				58,751	2,375,000
SECURED NOTES PAYABLE
Rincon Center(9)(10)	98,392	100,409	5.13%	5/1/2018		7,195	97,854
Sunset Gower Studios/Sunset Bronson Studios	5,001	5,001	LIBOR + 2.25%	3/4/2019	(4)	—	5,001
Met Park North(11)	64,500	64,500	LIBOR + 1.55%	8/1/2020		2,393	64,500
10950 Washington(9)	27,418	27,929	5.32%	3/11/2022		2,003	24,981
Element LA	168,000	168,000	4.59%	11/6/2025		7,716	168,000
Hill7(12)	101,000	101,000	3.38%	11/6/2028		3,414	101,000
Pinnacle I(13)	—	129,000	3.95%	11/7/2022		—	—
Pinnacle II(13)	—	87,000	4.30%	6/11/2026		—	—
TOTAL SECURED NOTES PAYABLE	464,311	682,839				22,721	461,336
TOTAL NOTES PAYABLE	2,439,311	2,707,839				$81,472	$2,836,336
Held for sale balances(13)	—	(216,000)
Unamortized deferred financing costs and loan discounts(14)	(17,931)	(18,513)
TOTAL NOTES PAYABLE, NET	$2,421,380	$2,473,326
_____________________________

(1)
Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. Interest rates are as of December 31, 2017, which may be different than the interest rates as of December 31, 2017 for corresponding indebtedness.

(2)
Annual debt service includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of derivatives on the full principal balance. In instances where interest is paid based on a LIBOR margin, we used the margin based on the leverage ratio as of December 31, 2017. Annual debt service does not include payments on variable rate loans that are partially effectively fixed through derivatives.

(3)	We have the option to make an irrevocable election to change the interest rate depending on our credit rating. As of December 31, 2017, no such election had been made.

(4)	The maturity date may be extended once for an additional one-year term.

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

(5)	In July 2016, $300.0 million of the term loan was effectively hedged at 2.75% to 3.65% per annum through the use of two interest rate swaps.

(6)	In July 2016, the outstanding balance of the term loan was effectively fixed at 3.36% to 4.31% per annum through the use of two interest rate swaps.

(7)	In June 2016, the outstanding balance of the term loan was effectively fixed at 3.03% to 3.98% per annum through the use of an interest rate swap.

(8)	On October 2, 2017, we completed an underwritten public offering of $400.0 million of senior notes, which were issued at 99.815% of par.

(9)	Monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.

(10)	On February 1, 2018, we repaid the full outstanding balance of the mortgage loan secured by our Rincon Center property.

(11)	This loan bears interest only. Interest on the outstanding balance of the loan has been effectively fixed at 3.71% per annum through use of an interest rate swap.

(12)
We have a 55% ownership interest in the consolidated joint venture that owns the Hill7 property. The full amount of the loan is shown. This loan bears interest only at 3.38% until November 6, 2026, at which time the interest rate will increase and monthly debt service will include principle payments with a balloon payment at maturity.

(13)
On November 16, 2017, we sold our ownership interest in the consolidated joint venture that owned Pinnacle I and Pinnacle II. The debt balances related to these properties were classified as held for sale at December 31, 2016.

(14)	Excludes deferred financing costs related to properties held for sale and amounts related to establishing our unsecured revolving credit facility.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

IN-SERVICE OFFICE PORTFOLIO BY PROPERTY(1)

			Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Submarket	Square Feet(2)
SAME-STORE(5)
Greater Seattle, Washington
Northview Center	Lynnwood	182,009	91.7%	94.8%	$3,544,226	$21.23
Met Park North	South Lake Union	190,748	95.8	95.8	5,296,965	28.99
Merrill Place	Pioneer Square	163,768	94.4	95.8	4,738,713	30.66
505 First	Pioneer Square	288,140	97.4	97.4	6,455,866	23.00
83 King	Pioneer Square	185,206	89.4	100.0	4,742,559	28.64
Subtotal		1,009,871	94.1%	96.8%	$24,778,329	$26.07
San Francisco Bay Area, California
1455 Market(6)	San Francisco	1,025,833	99.7%	99.7%	$40,472,477	$39.56
275 Brannan	San Francisco	54,673	100.0	100.0	3,261,352	59.65
625 Second	San Francisco	138,080	100.0	100.0	8,664,372	62.77
875 Howard	San Francisco	286,270	100.0	100.0	12,197,068	42.63
901 Market	San Francisco	206,697	96.1	100.0	11,004,655	55.41
Rincon Center	San Francisco	580,850	94.4	94.4	30,361,087	55.39
Towers at Shore Center	Redwood Shores	334,483	83.2	83.2	16,381,859	58.84
Skyway Landing	Redwood Shores	247,173	85.8	88.9	9,944,188	46.87
3176 Porter (formerly Lockheed)	Palo Alto	42,899	100.0	100.0	3,011,716	70.20
3400 Hillview	Palo Alto	207,857	100.0	100.0	13,735,024	66.08
Clocktower Square	Palo Alto	100,344	52.0	79.0	4,112,028	78.83
Foothill Research Center	Palo Alto	195,376	100.0	100.0	12,920,752	66.14
Page Mill Center(7)	Palo Alto	176,245	99.9	99.9	12,090,642	68.64
Campus Center	Milpitas	471,580	100.0	100.0	15,845,088	33.60
1740 Technology	North San Jose	206,876	98.0	98.0	7,466,150	36.81
Concourse	North San Jose	944,386	91.9	96.9	28,212,197	32.50
Skyport Plaza	North San Jose	418,086	97.1	99.1	13,639,733	33.59
Subtotal		5,637,708	95.1%	96.8%	$243,320,388	$45.38
Los Angeles, California
6922 Hollywood	Hollywood	205,523	87.7%	87.7%	$8,493,830	$47.13
6040 Sunset (formerly Technicolor Building)	Hollywood	114,958	100.0	100.0	5,220,427	45.41
3401 Exposition	West Los Angeles	63,376	100.0	100.0	2,783,957	43.93
10900 Washington	West Los Angeles	9,919	100.0	100.0	422,549	42.60
10950 Washington	West Los Angeles	159,025	100.0	100.0	6,717,466	42.24
Element LA	West Los Angeles	284,037	100.0	100.0	15,871,935	55.88
Del Amo	Torrance	113,000	100.0	100.0	3,327,208	29.44
Subtotal		949,838	97.3%	97.3%	$42,837,372	$46.33
Total Same-Store		7,597,417	95.3%	96.9%	$310,936,089	$42.96
NON-SAME-STORE
San Francisco Bay Area, California
555 Twin Dolphin	Redwood Shores	198,936	93.1%	93.1%	$9,595,641	$51.83
Page Mill Hill	Palo Alto	182,676	87.1	87.1	10,371,206	65.16
Subtotal		381,612	90.2%	90.2%	19,966,847	$57.99

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

Los Angeles, California
ICON	Hollywood	325,757	100.0%	100.0%	$17,800,735	$54.64
Subtotal		325,757	100.0%	100.0%	$17,800,735	$54.64
Total Non-Same-Store		707,369	94.7%	94.7%	37,767,582	$56.36
Total Stabilized		8,304,786	95.2%	96.7%	$348,703,671	$44.10
LEASE-UP
Greater Seattle, Washington
Hill7(8)	South Lake Union	284,527	90.1%	100.0%	$9,371,541	$36.57
Subtotal		284,527	90.1%	100.0%	$9,371,541	$36.57
San Francisco Bay Area, California
Peninsula Office Park	San Mateo	447,739	87.7%	89.0%	$18,550,336	$47.24
Metro Center	Foster City	730,215	79.6	79.6	27,571,653	47.45
333 Twin Dolphin	Redwood Shores	182,789	74.6	74.6	7,735,117	56.73
Shorebreeze	Redwood Shores	230,932	67.4	71.5	8,730,444	56.09
Palo Alto Square	Palo Alto	333,254	76.8	76.8	20,373,010	79.61
Techmart	Santa Clara	284,440	84.7	88.9	10,536,177	43.71
Gateway	North San Jose	609,093	75.3	81.3	15,811,721	34.48
Metro Plaza	North San Jose	456,921	76.2	76.5	12,382,999	35.55
Subtotal		3,275,383	78.5%	80.4%	$121,691,457	$47.36
Los Angeles, California
11601 Wilshire	West Los Angeles	500,475	85.7%	88.1%	$17,876,406	$41.66
Subtotal		500,475	85.7%	88.1%	$17,876,406	$41.66
Total Lease-Up		4,060,385	80.2%	82.7%	$148,939,404	$45.76
Total In-Service		12,365,171	90.3%	92.1%	$497,643,075	$44.58
_____________________________

(1)
Our in-service portfolio excludes the redevelopment, development, properties held for sale, and land properties described on pages 17 and 19. As of December 31, 2017, we had two office development properties under construction, four office redevelopment properties under construction, four properties held for sale and eight land properties (see pages 17 and 19). We define “lease-up properties” as properties that have not yet reached 92.0% occupancy since the date they were acquired or placed under redevelopment or development.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2017, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of December 31, 2017, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of December 31, 2017. Annualized base rent does not reflect tenant reimbursements.

(5)	Defined as all of the properties owned and included in our stabilized portfolio as of October 1, 2016 and still owned and included in the stabilized portfolio as of December 31, 2017.

(6)	We own 55% of the ownership interest in the consolidated joint venture that owns the 1455 Market property.

(7)
Page Mill Center is not part of the Same-Store population for the twelve months ended December 31, 2017. Same-Store for the twelve months ended December 31, 2017 is defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2016 and still owned and included in the stabilized portfolio as of December 31, 2017.

(8)	We own 55% of the ownership interest in the consolidated joint venture that owns the Hill7 property.

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

IN-SERVICE OFFICE PORTFOLIO SUMMARY(1)

			Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Properties	Square Feet(2)
STABILIZED
Greater Seattle, Washington
Lynnwood	1	182,009	166,905	91.7%	172,508	94.8%	$3,544,226	$21.23
South Lake Union	1	190,748	182,692	95.8	182,692	95.8	5,296,965	28.99
Pioneer Square	3	637,114	600,802	94.3	622,684	97.7	15,937,138	26.53
Subtotal	5	1,009,871	950,399	94.1%	977,884	96.8%	$24,778,329	$26.07
San Francisco Bay Area, California
San Francisco	6	2,292,403	2,248,502	98.1%	2,256,593	98.4%	$105,961,011	$47.13
Redwood Shores	3	780,592	675,750	86.6	683,423	87.6	35,921,688	53.16
Palo Alto	6	905,397	833,591	92.1	860,690	95.1	56,241,368	67.47
Milpitas	1	471,580	471,580	100.0	471,580	100.0	15,845,088	33.60
North San Jose	3	1,569,348	1,476,951	94.1	1,531,999	97.6	49,318,080	33.39
Subtotal	19	6,019,320	5,706,374	94.8%	5,804,285	96.4%	$263,287,235	$46.14
Los Angeles, California
Hollywood	3	646,238	620,943	96.1%	620,943	96.1%	$31,514,992	$50.75
West Los Angeles	4	516,357	516,357	100.0	516,357	100.0	25,795,907	49.96
Torrance	1	113,000	113,000	100.0	113,000	100.0	3,327,208	29.44
Subtotal	8	1,275,595	1,250,300	98.0%	1,250,300	98.0%	$60,638,107	$48.50
Total Stabilized	32	8,304,786	7,907,073	95.2%	8,032,469	96.7%	$348,703,671	$44.10

LEASE-UP
Greater Seattle, Washington
South Lake Union	1	284,527	256,240	90.1%	284,527	100.0%	$9,371,541	$36.57
Subtotal	1	284,527	256,240	90.1%	284,527	100.0%	$9,371,541	$36.57
San Francisco Bay Area, California
San Mateo	1	447,739	392,693	87.7%	398,328	89.0%	$18,550,336	$47.24
Foster City	1	730,215	581,091	79.6	581,091	79.6	27,571,653	47.45
Redwood Shores	2	413,721	292,001	70.6	301,366	72.8	16,465,561	56.39
Palo Alto	1	333,254	255,909	76.8	255,909	76.8	20,373,010	79.61
Santa Clara	1	284,440	241,029	84.7	252,805	88.9	10,536,177	43.71
North San Jose	2	1,066,014	806,893	75.7	844,761	79.2	28,194,720	34.94
Subtotal	8	3,275,383	2,569,616	78.5%	2,634,260	80.4%	$121,691,457	$47.36
Los Angeles, California
West Los Angeles	1	500,475	429,104	85.7%	440,902	88.1%	$17,876,406	$41.66
Subtotal	1	500,475	429,104	85.7%	440,902	88.1%	$17,876,406	$41.66

Total Lease-Up	10	4,060,385	3,254,960	80.2%	3,359,689	82.7%	$148,939,404	$45.76
TOTAL IN-SERVICE	42	12,365,171	11,162,033	90.3%	11,392,158	92.1%	$497,643,075	$44.58
_____________________________
For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 15.

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

REDEVELOPMENT, DEVELOPMENT AND HELD-FOR-SALE SUMMARY(1)

								Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
		Estimated Square Feet(2)	Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)
Location	Submarket
REDEVELOPMENT
Greater Seattle, Washington
95 Jackson (formerly Merrill Place Theater Building)	Pioneer Square	31,659	—	—%	25,086	79.2%	(5)	$—	$—
Subtotal		31,659	—	—%	25,086	79.2%		$—	$—
Los Angeles, California
MaxWell	Downtown Los Angeles	99,090	—	—%	—	—%		$—	$—
Fourth & Traction(6)	Downtown Los Angeles	120,937	—	—	—	—		—	—
604 Arizona	West Los Angeles	44,260	—	—	44,260	100.0	(7)	—	—
Subtotal		264,287	—	—%	44,260	16.7%		$—	$—
Total Redevelopment		295,946	—	—%	69,346	23.4%		$—	$—
DEVELOPMENT
Greater Seattle, Washington
450 Alaskan(8)	Pioneer Square	170,974	94,330	55.2%	115,626	67.6%	(5)	$3,584,540	$38.00
Subtotal		170,974	94,330	55.2%	115,626	67.6%		$3,584,540	$38.00
Los Angeles, California
CUE(9)	Hollywood	91,953	—	—%	91,953	100.0%	(10)	$—	$—
Subtotal		91,953	—	—%	91,953	100.0%		$—	$—
Total Development		262,927	94,330	35.9%	207,579	78.9%		$3,584,540	$38.00
HELD-FOR-SALE
San Francisco Bay Area, California
2600 Campus Drive (Building 6 of Peninsula Office Park)(11)	San Mateo	63,050	—	—%	—	—%		$—	$—
2180 Sand Hill(12)	Palo Alto	45,613	43,162	94.6	43,162	94.6		4,228,529	97.97
Embarcadero Place(13)	Palo Alto	197,402	152,383	77.2	152,383	77.2		6,969,599	45.74
Subtotal		306,065	195,545	63.9%	195,545	63.9%		$11,198,128	$57.27
Los Angeles, California
9300 Wilshire(14)	West Los Angeles	61,422	48,441	78.9%	48,441	78.9%		$2,276,443	$46.99
Subtotal		61,422	48,441	78.9%	48,441	78.9%		$2,276,443	$46.99
Total Held-for-Sale		367,487	243,986	66.4%	243,986	66.4%		$13,474,571	$55.23

TOTAL		926,360	338,316	36.5%	520,911	56.2%		$17,059,111	$50.42
_____________________________

(1)	Excludes in-service properties and land assets (see pages 14, 15 and 19).

(2)
Square footages have been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2017, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of December 31, 2017, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of December 31, 2017. Annualized base rent does not reflect tenant reimbursements.

(5)	Regus Corporation is anticipated to commence 25,086 square feet at 95 Jackson (formerly Merrill Place Theater Building) and 21,296 square feet at 450 Alaskan during the first quarter of 2018.

(6)
Construction at our Fourth & Traction property was substantially completed by the second quarter of 2017. Total estimated project costs are $97.4 million and project costs as of December 31, 2017 are $84.5 million, of which approximately $49.4 million are attributed to the initial acquisition costs. This property is anticipated to be stabilized during the fourth quarter of 2018, with an estimated initial stabilized yield on project costs of 6.0%. See pages 21 and 22 for definitions of the estimated stabilization date, project costs and estimated initial stabilized yield on project costs.

(7)	ZipRecruiter, Inc. is anticipated to commence during the first quarter of 2018.

(8)
Construction at our 450 Alaskan property was substantially completed by the third quarter of 2017. Total estimated project costs are $93.2 million and project costs as of December 31, 2017 are $79.5 million, of which approximately $7.0 million are attributed to management’s estimate of the allocated land and acquisition costs. This property is anticipated to be stabilized during the fourth quarter of 2018, with an estimated initial stabilized yield on project costs of 6.7%. See pages 21 and 22 for definitions of the estimated stabilization date, project costs and estimated initial stabilized yield on project costs.

(9)
Construction at our CUE property was substantially completed by the third quarter of 2017. Total estimated project costs are $52.8 million and project costs as of December 31, 2017 are $42.7 million, excluding land. This property is anticipated to be stabilized during the second quarter of 2019, with an estimated initial stabilized yield on project costs of 8.5%. The costs of the 1,635-stall parking structure (for ICON, CUE and Sunset Bronson Studios) and certain other development costs attributable to ICON and CUE have been allocated based on management’s estimate of CUE’s share of such costs. See pages 21 and 22 for definitions of the estimated stabilization date, project costs and estimated initial stabilized yield on project costs.

(10)	Netflix, Inc. is anticipated to commence 52,626 square feet during the first quarter of 2018 and 39,327 square feet during the fourth quarter of 2018.

(11)	On January 31, 2018, we sold our 2600 Campus Drive (Building 6 of Peninsula Office Park) property.

(12)	During the fourth quarter of 2017 we entered into an agreement to sell our 2180 Sand Hill property.

(13)	On January 25, 2018, we sold our Embarcadero Place property.

(14)	During the fourth quarter of 2017 we entered into an agreement to sell our 9300 Wilshire property.

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

LAND PROPERTIES SUMMARY

Location	Submarket	Estimated Developable Square Feet(1)	Percent of Total
San Francisco Bay Area, California
Cloud10 (formerly Skyport Plaza)	North San Jose	350,000	11.5%
Campus Center	Milpitas	946,350	31.1
Subtotal		1,296,350	42.6%

Los Angeles, California
EPIC	Hollywood	300,000	9.8%
Sunset Bronson Studios—Lot D(2)	Hollywood	19,816	0.7
Sunset Gower Studios—Redevelopment	Hollywood	423,396	13.9
Sunset Las Palmas Studios—Harlow (formerly 1021 Seward)(3)	Hollywood	106,125	3.5
Sunset Las Palmas Studios—Redevelopment	Hollywood	400,000	13.1
Element LA	West Los Angeles	500,000	16.4
Subtotal		1,749,337	57.4%

TOTAL		3,045,687	100.0%
_____________________________

(1)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

(2)	Square footage for Sunset Bronson Studios—Lot D represents management’s estimate of developable square feet for 33 residential units.

(3)	Square footage for Sunset Las Palmas Studios—Harlow (formerly 1021 Seward) would require the demolition of approximately 45,000 square feet of existing improvements.

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY

Property	Square Feet		Percent of Total	Percent Leased		Annual Base Rent		Annual Base Rent Per Leased Square Foot
Sunset Gower Studios	564,976	(1)	45.2%	88.5%		$16,733,352		$33.47
Sunset Bronson Studios	308,026		24.6	94.9		11,197,439		38.30
Total Same-Store Media & Entertainment	873,002		69.8%	90.7%	(2)	$27,930,791	(3)	$35.26	(4)

Sunset Las Palmas Studios(5)	376,925		30.2%	76.1%
Total Non-Same-Store Media & Entertainment	376,925		30.2%	76.1%	(6)

Total Media & Entertainment	1,249,927		100.0%
_____________________________

(1)	Square footage for Sunset Gower Studios excludes 6,650 square feet of restaurant space that was taken off-line for redevelopment during the third quarter of 2017.

(2)	Percent leased for Same-Store Media and Entertainment properties is the average percent leased for the 12 months ended December 31, 2017.

(3)	Annual base rent for Same-Store Media and Entertainment properties reflects actual base rent for the 12 months ended December 31, 2017, excluding tenant reimbursements.

(4)	Annual base rent per leased square foot for the Same-Store Media and Entertainment properties is calculated as (i) annual base rent divided by (ii) square footage under lease as of December 31, 2017.

(5)	The base rent for Sunset Las Palmas Studios for the eight months ended December 31, 2017 is $7,844,560 ($41.11 per leased square foot), excluding tenant reimbursements.

(6)	Percent leased for Non-Same-Store Media and Entertainment properties is the average percent leased for the eight months ended December 31, 2017.

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

CURRENT VALUE CREATION REDEVELOPMENT AND DEVELOPMENT PROJECTS
(Unaudited, $ in thousands, except square feet)

		Estimated Construction Period							Project Costs(1)
Property	City	Start Date	Estimated Completion Date	Estimated Stabilization Date(2)	Estimated Rentable Square Feet(3)		Total %Leased		Project Costs as of 12/31/17		Total Estimated Project Costs		Estimated Initial Stabilized Yield on Project Costs(4)
UNDER CONSTRUCTION
Greater Seattle, Washington
95 Jackson (formerly Merrill Place Theater Building)	Seattle	Q3-2017	Q1-2018	Q4-2018	31,659		79.2%	(5)	$2,989	(6)	$15,437	(6)	7.6%
Los Angeles, California
MaxWell	Los Angeles	Q2-2017	Q4-2018	Q2-2019	99,090		—%		52,084	(7)	85,643	(7)	6.1%
EPIC	Hollywood	Q3-2017	Q1-2020	Q3-2021	300,000		—%		19,627	(8)	201,588	(8)	7.1%
Total Under Construction					430,749				$74,700		$302,668
FUTURE DEVELOPMENT PIPELINE
San Francisco Bay Area, California
Cloud10 (formerly Skyport Plaza)	North San Jose	TBD	TBD	TBD	350,000		N/A		$11,232	(9)	TBD		TBD
Campus Center	Milpitas	TBD	TBD	TBD	946,350		N/A		$7,487	(10)	TBD		TBD
Los Angeles, California
Sunset Bronson Studios—Lot D	Hollywood	TBD	TBD	TBD	19,816		N/A		N/A		TBD		TBD
Sunset Gower Studios—Redevelopment	Hollywood	TBD	TBD	TBD	423,396		N/A		N/A		TBD		TBD
Sunset Las Palmas Studios—
Harlow (formerly 1021 Seward)	Hollywood	TBD	TBD	TBD	106,125	(11)	N/A		$1,014		TBD		TBD
Redevelopment	Hollywood	TBD	TBD	TBD	400,000		N/A		N/A		TBD		TBD
Total					506,125				$26,014	(12)
Element LA	Los Angeles	TBD	TBD	TBD	500,000		N/A		N/A		TBD		TBD
Total Future Development Pipeline					2,745,687

Total Development					3,176,436
_____________________________

(1)
Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification (“ASC”) 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.

(2)
Based on management’s estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes is defined as the commencement of base rental payments (defined as cash base rents (before abatements)).

(3)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

(4)
Estimated initial stabilized yield on project costs is calculated as the quotient of the estimated amounts of NOI and our investment in the property once the project has reached stabilization and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields, and total costs at completion, represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs. We caution you not to place undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein.

(5)	Regus Corporation is anticipated to commence 25,086 square feet at 95 Jackson (formerly Merrill Place Theater Building) during the first quarter of 2018.

(6)	Project Costs as of December 31, 2017 and Total Estimated Project Costs for 95 Jackson (formerly Merrill Place Theater Building) exclude land.

(7)	Project Costs as of December 31, 2017 and Total Estimated Project Costs for MaxWell include approximately $40.0 million of initial acquisition costs for the existing 99,090-square-foot building.

(8)	Project Costs as of December 31, 2017 and Total Estimated Project Costs for EPIC exclude land.

(9)	Project Costs as of December 31, 2017 for Cloud10 (formerly Skyport Plaza) include approximately $10.5 million for management’s estimate of allocated land and acquisition costs.

(10)	Project Costs as of December 31, 2017 for Campus Center include approximately $7.0 million for management’s estimate of allocated land and acquisition costs.

(11)	Square footage for Sunset Las Palmas Studios—Harlow (formerly 1021 Seward) would require the demolition of approximately 45,000 square feet of existing improvements.

(12)	Project Costs as of December 31, 2017 for Sunset Las Palmas—Harlow (formerly 1021 Seward) and Redevelopment include $25.0 million for management’s estimate of allocated land and acquisition costs.

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

SAME-STORE ANALYSIS(1)
(Unaudited, $ in thousands)

	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	% change	2017	2016	% change
Same-Store office statistics(2)
Number of properties	29	29		28	28
Rentable square feet	7,597,417	7,597,417		7,421,172	7,421,172
Ending % leased	96.9%	95.6%	1.3%	96.8%	95.5%	1.3%
Ending % occupied	95.3%	95.2%	0.1%	95.1%	95.1%	—%
Average % occupied for the period	95.3%	95.4%	(0.1)%	94.7%	94.6%	0.1%

Same-Store Media statistics(3)
Number of properties	2	2		2	2
Rentable square feet	873,002	873,002		873,002	873,002
Average % occupied for the period	90.7%	89.2%	1.5%	90.7%	89.2%	1.5%

SAME-STORE ANALYSIS — GAAP BASIS

	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	% change	2017	2016	% change
Same-Store net operating income—GAAP basis
Total office revenues	$103,545	$91,471	13.2%	$378,574	$351,667	7.7%
Total Media & Entertainment revenues	13,169	12,751	3.3	48,381	46,403	4.3
Total revenues	$116,714	$104,222	12.0%	$426,955	$398,070	7.3%

Total office expense	$31,785	$26,341	20.7%	$113,188	$110,183	2.7%
Total Media & Entertainment expense	6,749	7,064	(4.5)	26,269	25,810	1.8
Total property expense	$38,534	$33,405	15.4%	$139,457	$135,993	2.6%

Same-Store office net operating income—GAAP basis	$71,760	$65,130	10.2%	$265,386	$241,484	9.9%
NOI Margin	69.3%	71.2%	(1.9)%	70.1%	68.7%	1.4%
Same-Store Media & Entertainment net operating income—GAAP basis	$6,420	$5,687	12.9%	$22,112	$20,593	7.4%
NOI Margin	48.8%	44.6%	4.2%	45.7%	44.4%	1.3%
Same-Store total property net operating income—GAAP basis	$78,180	$70,817	10.4%	$287,498	$262,077	9.7%
NOI Margin	67.0%	67.9%	(0.9)%	67.3%	65.8%	1.5%

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

SAME-STORE ANALYSIS(1) — CONTINUED
(Unaudited, $ in thousands)

SAME-STORE ANALYSIS — CASH BASIS

	Three Months Ended December 31,			Year Ended December 31,
	2017	2016	% change	2017		2016	% change
Same-Store net operating income—Cash basis
Total office revenues	$93,084	$83,116	12.0%	$364,175	(4)(5)	$332,093	9.7%
Total Media & Entertainment revenues	12,977	12,454	4.2	48,628		45,581	6.7
Total revenues	$106,061	$95,570	11.0%	$412,803		$377,674	9.3%

Total office expense	$31,302	$25,858	21.1%	$111,415		$108,410	2.8%
Total Media & Entertainment expense	6,749	7,064	(4.5)	26,269		25,810	1.8
Total property expense	$38,051	$32,922	15.6%	$137,684		$134,220	2.6%

Same-Store office net operating income—Cash basis	$61,782	$57,258	7.9%	$252,760		$223,683	13.0%
NOI Margin	66.4%	68.9%	(2.5)%	69.4%		67.4%	2.0%
Same-Store Media & Entertainment net operating income—Cash basis	$6,228	$5,390	15.5%	$22,359		$19,771	13.1%
NOI Margin	48.0%	43.3%	4.7%	46.0%		43.4%	2.6%
Same-Store total property net operating income—Cash basis	$68,010	$62,648	8.6%	$275,119		$243,454	13.0%
NOI Margin	64.1%	65.6%	(1.5)%	66.6%		64.5%	2.2%
_____________________________

(1)
Same-Store for the 3 months ended December 31, 2017 is defined as all of the properties owned and included in our stabilized portfolio as of October 1, 2016 and still owned and included in the stabilized portfolio as of December 31, 2017. Same-Store for the 12 months ended December 31, 2017 is defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2016 and still owned and included in the stabilized portfolio as of December 31, 2017.

(2)	See page 14 for Same-Store office properties.

(3)
See page 20 for Same-Store Media & Entertainment properties. Percent occupied for Same-Store Media and Entertainment properties is the average percent occupied for the 12 months ended December 31, 2017.

(4)	Includes material one-time tenant improvement cost reimbursements of $3,360,050 at 875 Howard, $509,815 at Merrill Place and $337,740 at Concourse.

(5)	Includes a one-time early lease termination fee of $10,390,400 at Campus Center.

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

RECONCILIATION GAAP NET INCOME TO NET OPERATING INCOME
(Unaudited, $ in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Reconciliation to Net Operating Income
Net Income	$48,944	$28,530	$94,561	$43,758
Adjustments:
Interest expense	23,951	21,269	90,037	76,044
Interest income	(7)	(44)	(97)	(260)
Unrealized (gain) loss on ineffective portion of derivatives	(12)	(194)	70	1,436
Transaction-related expenses	—	—	598	376
Other income	(336)	(842)	(2,992)	(1,558)
Gain on sale of real estate	(28,708)	(21,874)	(45,574)	(30,389)
Income from operations	$43,832	$26,845	$136,603	$89,407
Adjustments:
General and administrative	13,130	13,926	54,459	52,400
Depreciation and amortization	66,230	67,197	283,570	269,087
Net Operating Income	$123,192	$107,968	$474,632	$410,894

Net Operating Income Breakdown
Same-Store office revenues—Cash basis	$93,084	$83,116	$364,175	$332,093
GAAP adjustments to office revenues—Cash basis	10,461	8,355	14,399	19,574
Same-Store office revenues—GAAP basis	$103,545	$91,471	$378,574	$351,667

Same-Store Media & Entertainment revenues—Cash basis	$12,977	$12,454	$48,628	$45,581
GAAP adjustments to media revenues—Cash basis	192	297	(247)	822
Same-Store Media & Entertainment revenues—GAAP basis	$13,169	$12,751	$48,381	$46,403

Same-Store property revenues—GAAP basis	$116,714	$104,222	$426,955	$398,070

Same-Store office expenses—Cash basis	$31,302	$25,858	$111,415	$108,410
GAAP adjustments to office expenses—Cash basis	483	483	1,773	1,773
Same-Store office expenses—GAAP basis	$31,785	$26,341	$113,188	$110,183

Same-Store Media & Entertainment expenses—Cash basis	$6,749	$7,064	$26,269	$25,810
Same-Store Media & Entertainment expenses—GAAP basis	$6,749	$7,064	$26,269	$25,810

Same-Store property expenses—GAAP basis	$38,534	$33,405	$139,457	$135,993

Same-Store net operating income—GAAP basis	$78,180	$70,817	$287,498	$262,077
Non-Same-Store GAAP net operating income	45,012	37,151	187,134	148,817
Net Operating Income	$123,192	$107,968	$474,632	$410,894

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

NET OPERATING INCOME DETAIL
Three Months Ended December 31, 2017
(Unaudited, $ in thousands)

	Same-Store Office Properties(1)	Same-Store Media & Entertainment Properties(2)	Non-Same-Store Office Properties(3)	Non-Same-Store Media & Entertainment Properties(2)	Redevelopment/Development(4)	Lease-Up Properties(5)	Held-for- Sale(4)	Total Properties
Revenue
Rents
Cash	$71,482	$6,469	$9,432	$3,057	$339	$33,803	$3,360	$127,942
GAAP Revenue	10,461	192	938	9	451	5,460	(26)	17,485
Total Rents	$81,943	$6,661	$10,370	$3,066	$790	$39,263	$3,334	$145,427

Tenant Reimbursements	$17,077	$310	$1,333	$99	$111	$4,288	$1,333	$24,551
Parking and Other	4,525	6,198	772	1,731	13	1,279	101	14,619
Total Revenue	$103,545	$13,169	$12,475	$4,896	$914	$44,830	$4,768	$184,597

Property operating expenses	31,785	6,749	3,362	3,043	228	17,656	1,656	64,479
Property GAAP Net Operating Income	$71,760	$6,420	$9,113	$1,853	$686	$27,174	$3,112	$120,118

Square Feet	7,597,417	873,002	707,369	376,925	558,873	4,060,385	367,487	14,541,458
Ending % Leased	96.9%	90.7%	94.7%	76.1%	49.6%	82.7%	66.4%	89.3%
Ending % Occupied	95.3%	90.7%	94.7%	76.1%	16.9%	80.2%	66.4%	86.5%
NOI Margin	69.3%	48.8%	73.1%	37.8%	75.1%	60.6%	65.3%	65.1%
Property GAAP Net Operating Income	$71,760	$6,420	$9,113	$1,853	$686	$27,174	$3,112	$120,118
Less : GAAP Revenue	(10,461)	(192)	(938)	(9)	(451)	(5,460)	26	(17,485)
Add : GAAP Expense	483	—	92	—	—	(190)	32	417
Property Cash Net Operating Income	$61,782	$6,228	$8,267	$1,844	$235	$21,524	$3,170	$103,050

Net Operating Income Reconciliation	Q4 - 2017
Net Income	$48,944
Adjustments:
Interest expense	23,951
Interest income	(7)
Unrealized gain on ineffective portion of derivatives	(12)	(1) See page 14 for Same-Store office properties for the three months ended December 31, 2017.
Other income	(336)	(2) See page 20 for Same-Store media & entertainment properties.
Gain on sale of real estate	(28,708)	(3) See pages 14 and 15 for Non-Same-Store office properties.
Income from operations	$43,832	(4) See page 17 for redevelopment, development and held for sale properties.
Adjustments:		(5) See page 15 for lease-up properties.
General and administrative	13,130
Depreciation and amortization	66,230
Total GAAP Net Operating Income	$123,192

Property GAAP Net Operating Income	120,118
Disposed Asset	3,612
Other Income/Inter-Company Eliminations	(538)
Total GAAP Net Operating Income	$123,192

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

OFFICE PORTFOLIO LEASING ACTIVITY

	Three Months Ended December 31, 2017	Year Ended December 31, 2017
Total Gross Leasing Activity
Rentable Square Feet	557,883	2,129,644
Gross New Leasing Activity
Rentable square feet	248,394	1,263,707
New cash rate	$57.47	$56.58
Gross Renewal Leasing Activity
Rentable square feet	309,489	865,937
Renewal cash rate	$52.95	$53.37
Total Leases Expired and Terminated
Contractual (scheduled) expiration (square feet)	139,399	793,739
Early termination (square feet)	18,959	223,182
Total	158,358	1,016,921
Net Absorption
Leased rentable square feet	90,036	246,786
Cash Rent Growth(1)
Expiring Rate	$48.37	$42.72
New/Renewal Rate	$56.64	$57.31
Change	17.1%	34.1%
Straight-Line Rent Growth(2)
Expiring Rate	$45.17	$39.66
New/Renewal Rate	$57.62	$59.49
Change	27.6%	50.0%
Weighted Average Lease Terms
New (in months)	98.1	86.9
Renewal (in months)	28.0	39.6

Tenant Improvements and Leasing Commissions(3)	Lease Transaction Costs Per Square Foot
	Three Months Ended December 31, 2017		Year Ended December 31, 2017
	Total	Annual	Total	Annual
New leases	$73.12	$8.94	$66.13	$9.13
Renewal leases	$4.79	$2.05	$11.09	$3.36
Blended	$35.21	$7.13	$43.75	$7.76
_____________________________

(1)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)	Represents per square foot weighted average lease transaction costs based on the leases executed in the current quarter.

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

OFFICE PORTFOLIO COMMENCED LEASES WITH NON-RECURRING, UP-FRONT ABATEMENTS(1)

Location	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents(2)	Lease Expiration Date
Greater Seattle, Washington
Hill7	South Lake Union	54,336	8/7/2017	1/4/2018	$36.14	1/31/2030
Northview Center	Lynnwood	10,634	8/31/2017	12/1/2017	$19.31	6/30/2022

San Francisco Bay Area, California
Metro Center(3)	Foster City	76,922	Various	5/1/2018	$43.80	4/30/2028
Palo Alto Square	Palo Alto	39,873	3/13/2017	1/15/2018	$87.00	1/31/2028
Shorebreeze	Redwood Shores	20,219	3/15/2017	12/1/2017	$61.32	7/31/2024
875 Howard	San Francisco	57,074	7/1/2017	11/1/2017	$72.00	10/31/2027
875 Howard	San Francisco	33,291	9/10/2017	12/1/2017	$74.00	11/30/2024
Rincon Center	San Francisco	166,460	10/1/2017	3/1/2018	$75.00	2/29/2028
Metro Center	Foster City	18,817	12/1/2017	9/1/2018	$43.80	8/31/2025

Los Angeles, California
11601 Wilshire(4)	West Los Angeles	30,273	1/1/2017	1/1/2017	$51.60	2/29/2028
11601 Wilshire	West Los Angeles	12,389	1/1/2017	11/1/2017	$55.80	12/31/2026
_____________________________

(1)
Consists of leases for more than 10,000 square feet that commenced on or prior to December 31, 2017, with three or more months of up-front free rent resulting in a rent start date after the commencement of the three-month period ending December 31, 2017.

(2)
Stated per leased square foot. Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended December 31, 2017, and (ii) 12, by (iii) leased square footage. Base rents do not include tenant reimbursements.

(3)	Qualys, Inc. commenced 69,834 square feet on February 1, 2017 and 7,088 square feet on March 15, 2017.

(4)	Tenant paid monthly base rent concurrently with the lease start date on January 1, 2017. Monthly base rent is abated for the subsequent nine-month period from February 2017 through October 2017.

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

QUARTERLY UNCOMMENCED — NEXT EIGHT QUARTERS(1)

	Q1 2018			Q2 2018		Q3 2018		Q4 2018			Q1 2019		Q2 2019		Q3 2019		Q4 2019
Location	SF	Starting Rent/sf (2)		SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)		SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)
Greater Seattle, Washington
Lynnwood	5,603	$20.00		—	$—	—	$—	—	$—		—	$—	—	$—	—	$—	—	$—
South Lake Union	—	—		—	—	—	—	—	—		28,287	36.00	—	—	—	—	—	—
Pioneer Square	48,648	38.50	(3)	19,616	38.50	—	—	—	—		—	—	—	—	—	—	—	—
Subtotal	54,251	$36.59		19,616	$38.50	—	$—	—	$—		28,287	$36.00	—	$—	—	$—	—	$—
San Francisco Bay Area, California
San Francisco	—	$—		8,091	$77.00	—	$—	—	$—		—	$—	—	$—	—	$—	—	$—
San Mateo	5,635	57.00		—	—	—	—	—	—		—	—	—	—	—	—	—	—
Redwood Shores	17,038	58.29		—	—	—	—	—	—		—	—	—	—	—	—	—	—
Palo Alto	—	—		—	—	—	—	27,099	87.00		—	—	—	—	—	—	—	—
Santa Clara	11,776	45.00		—	—	—	—	—	—		—	—	—	—	—	—	—	—
North San Jose	79,817	35.91		13,099	35.92	—	—	—	—		—	—	—	—	—	—	—	—
Subtotal	114,266	$41.22		21,190	$51.60	—	$—	27,099	$87.00		—	$—	—	$—	—	$—	—	$—
Los Angeles, California
Hollywood	52,626	$57.60	(4)	—	$—	—	$—	39,327	$57.60	(4)	—	$—	—	$—	—	$—	—	$—
West Los Angeles	53,073	63.10	(5)	2,985	57.00	—	—	—	—		—	—	—	—	—	—	—	—
Subtotal	105,699	$60.36		2,985	$57.00	—	$—	39,327	$57.60		—	$—	—	$—	—	$—	—	$—

Total Uncommenced	274,216	$47.68		43,791	$46.10	—	$—	66,426	$69.59		28,287	$36.00	—	$—	—	$—	—	$—

______________________

(1)
Consists of uncommenced leases, defined as new leases with respect to vacant space, executed on or prior to December 31, 2017 but with commencement dates after December 31, 2017 and within the next eight quarters. Table omits submarkets without any uncommenced leases over the next eight quarters.

(2)
Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.

(3)	Regus Corporation is anticipated to commence 25,086 square feet at 95 Jackson (formerly Merrill Place Theater) and 21,296 square feet at 450 Alaskan during the first quarter of 2018.

(4)	Netflix, Inc. is anticipated to commence 52,626 square feet during the first quarter of 2018 and 39,327 square feet during the fourth quarter of 2018.

(5)	ZipRecruiter, Inc. is anticipated to commence 44,260 square feet during the first quarter of 2018.

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

QUARTERLY BACKFILLS — NEXT EIGHT QUARTERS(1)

	Q1 2018		Q2 2018		Q3 2018		Q4 2018		Q1 2019		Q2 2019		Q3 2019		Q4 2019
Location	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)	SF	Starting Rent/sf (2)
Greater Seattle, Washington
Pioneer Square	—	$—	—	$—	—	$—	—	$—	49,799	$43.00	—	$—	—	$—	—	$—
Subtotal	—	$—	—	$—	—	$—	—	$—	49,799	$43.00	—	$—	—	$—	—	$—
San Francisco Bay Area, California
San Francisco	15,209	$34.62	—	$—	26,011	$77.00	—	$—	—	$—	—	$—	—	$—	—	$—
Redwood Shores	—	—	35,006	60.60	—	—	—	—	—	—	—	—	—	—	—	—
Palo Alto	27,186	89.40	—	—	—	—	8,517	87.00	—	—	—	—	—	—	—	—
Santa Clara	—	—	3,771	47.40	—	—	—	—	—	—	—	—	—	—	—	—
North San Jose	—	—	25,231	38.09	—	—	8,652	39.36	—	—	9,147	30.12	—	—	—	—
Subtotal	42,395	$69.75	64,008	$50.95	26,011	$77.00	17,169	$62.99	—	$—	9,147	$30.12	—	$—	—	$—
Los Angeles, California
West Los Angeles	—	$—	4,791	$58.20	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
Subtotal	—	$—	4,791	$58.20	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—

Total Backfills	42,395	$69.75	68,799	$51.45	26,011	$77.00	17,169	$62.99	49,799	$43.00	9,147	$30.12	—	$—	—	$—

Total Uncommenced & Backfills	316,611	$50.64	112,590	$49.37	26,011	$77.00	83,595	$68.24	78,086	$40.46	9,147	$30.12	—	$—	—	$—
_____________________________

(1)
Consists of backfill leases, defined as new leases with respect to occupied space, executed on or prior to December 31, 2017 but with commencement dates after December 31, 2017 and within the next eight quarters. Table omits submarkets without any backfill leases over the next eight quarters.

(2)
Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

QUARTERLY OFFICE LEASE EXPIRATIONS — NEXT EIGHT QUARTERS(1)

	Q1 2018(2)			Q2 2018(4)		Q3 2018(4)		Q4 2018(4)			Q1 2019(4)			Q2 2019(4)			Q3 2019(4)		Q4 2019(4)
Location	Expiring SF (3)	Rent/sf(5)		Expiring SF	Rent/sf(5)	Expiring SF	Rent/sf(5)	Expiring SF	Rent/sf(5)		Expiring SF	Rent/sf(5)		Expiring SF	Rent/sf(5)		Expiring SF	Rent/sf(5)	Expiring SF	Rent/sf(5)
Greater Seattle, Washington
Lynnwood	4,922	$9.88		—	$—	—	$—	21,155	$28.27		—	$—		—	$—		—	$—	—	$—
Pioneer Square	3,260	39.50		1,588	27.41	—	—	10,050	34.50		145,279	28.64	(8)	—	—		6,452	32.00	6,372	40.16
Subtotal	8,182	$21.68		1,588	$27.41	—	$—	31,205	$30.28		145,279	$28.64		—	$—		6,452	$32.00	6,372	$40.16
San Francisco Bay Area, California
Foster City	12,651	$42.86		14,745	$56.11	2,366	$39.85	63,998	$40.20		10,939	$59.82		8,009	$63.24		—	$—	13,529	$63.19
Palo Alto	48,242	92.78		8,532	85.87	22,188	55.56	21,278	48.89		21,533	58.03		119,818	75.28	(10)	45,457	74.28	38,793	84.53
Redwood Shores	111,902	43.95	(6)	58,068	53.44	9,593	61.24	37,606	56.72		44,681	53.80		149,226	59.66	(11)	44,846	59.85	60,112	50.13
San Francisco	15,959	53.48		27,855	73.78	10,164	48.55	48,500	57.14		77,249	64.86		74,127	44.57		1,027	48.14	—	—
North San Jose	46,983	29.16		70,357	34.11	67,183	33.33	119,247	34.53	(7)	101,487	33.46	(9)	56,031	36.46		51,514	35.55	292,152	32.71	(12)
San Mateo	37,642	42.16		12,612	53.76	9,164	43.51	3,806	55.00		13,207	55.13		27,340	51.94		41,932	52.05	4,347	55.07
Santa Clara	3,166	46.97		19,691	40.31	1,098	51.14	13,049	48.25		4,710	46.35		7,862	42.25		2,453	49.94	24,976	42.85
Subtotal	276,545	$50.24		211,860	$49.98	121,756	$41.90	307,484	$43.82		273,806	$49.89		442,413	$57.70		187,229	$54.73	433,909	$41.52
Los Angeles, California
Hollywood	10,000	$50.50		—	$—	87,272	$43.68	—	$—		7,559	$92.20		—	$—		3,378	$52.20	—	$—
Torrance	—	—		—	—	—	—	—	—		—	—		—	—		—	—	113,000	29.44	(13)
West Los Angeles	17,579	42.63		5,878	50.54	—	—	13,427	46.64		2,749	55.21		29,794	43.42		6,699	43.68	12,112	48.56
Subtotal	27,579	$45.48		5,878	$50.54	87,272	$43.68	13,427	$46.64		10,308	$82.33		29,794	$43.42		10,077	$46.54	125,112	$31.30

Total	312,306	$49.08		219,326	$49.84	209,028	$42.64	352,116	$42.73		429,393	$43.48		472,207	$56.80		203,758	$53.60	565,393	$39.24
Expirations as % of In-Service Portfolio	2.5%			1.8%		1.7%		2.8%			3.5%			3.8%			1.6%		4.6%
_____________________________

(1)	Table omits submarkets without any expirations over the next eight quarters.

(2)
Q1 2018 does not include 728,519 square feet that expired on December 31, 2017, including 471,850 square feet related to the Cisco Systems, Inc. lease at Campus Center. Includes leases that expire on the last day of the quarter.

(3)	Q1 2018 expiring square footage does not include 62,588 square feet of month-to-month leases.

(4)	Includes leases that expire on the last day of the quarter.

(5)
Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease expiration date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements.

(6)
Top three expiring tenants by square footage: (i) Verity Business Services at Towers at Shore Center for 50,015 square feet; (ii) LiveOps, Inc. at 555 Twin Dolphin for 42,201 square feet and (iii) Hayes Scott Bonino Ellingson McLay, LLP at Towers at Shore Center for 9,590 square feet.

(7)
Top three expiring tenants by square footage: (i) Quantum Corporation at Concourse for 19,294 square feet; (ii) Pixelworks, Inc. at Concourse for 19,294 square feet and (iii) Calypto Design Systems at Gateway for 10,942 square feet.

(8)
Total expiring square footage consists of: (i) Capital One at 83 King for 133,148 square feet; (ii) Maveron LLC at Merrill Place for 6,136 square feet and (iii) Cowgirls, Inc. at Merrill Place for 5,995 square feet.

(9)
Top three expiring tenants by square footage: (i) Virident Systems, Inc. at Concourse for 67,861 square feet; (ii) AKM Semiconductor, Inc. at Concourse for 7,457 square feet and (iii) Red Oak Technologies, Inc. at Gateway for 4,414 square feet.

(10)
Top three expiring tenants by square footage: Stanford at Page Mill Center for 63,201 square feet; (ii) Baker McKenzie at Clocktower Square for 34,414 square feet and (iii) Thoughtspot, Inc. at Palo Alto Square for 16,658 square feet.

(11)
Top three expiring tenants by square footage: (i) Mark Logic Corp. at Skyway Landing for 40,268 square feet; (ii) Teachers Insurance & Annuity Association at Towers at Shore Center for 25,549 square feet and (iii) Alarm.com, Inc. at 555 Twin Dolphin for 16,027 square feet.

(12)
Top three expiring tenants by square footage: (i) Invensense, Inc. at Concourse for 159,152 square feet; (ii) Ensighten, Inc. at Concourse for 28,930 square feet and (iii) Aerotek, Inc. at Concourse for 24,938 square feet.

(13)	Total expiring square footage consists of Saatchi & Saatchi North America, Inc. at Del Amo for 113,000 square feet.

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

OFFICE LEASE EXPIRATIONS — ANNUAL

Year of Lease Expiration	Expiring Leases	Square Footage of Expiring Leases	Percent of Office Portfolio Square Feet	Annualized Base Rent(1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Square Foot(2)	Annualized Base Rent Per Square Foot at Expiration(3)
Vacant		1,378,462	10.5%
2017(4)	19	728,519	5.5	$25,038,886	4.6%	$34.37	$34.37
2018	161	1,092,776	8.3	48,431,136	9.1	44.32	45.95
2019	162	1,670,751	12.6	75,658,067	14.2	45.28	47.04
2020	128	1,142,245	8.6	53,934,005	10.1	47.22	50.78
2021	98	1,313,784	9.9	55,100,389	10.3	41.94	45.97
2022	86	1,175,667	8.9	52,550,007	9.8	44.70	52.38
2023	42	1,122,788	8.5	41,446,929	7.8	36.91	43.52
2024	35	599,925	4.5	29,965,786	5.6	49.95	64.40
2025	17	708,427	5.4	34,980,819	6.6	49.38	60.61
2026	14	561,905	4.2	31,082,496	5.8	55.32	71.52
Thereafter	26	1,164,442	8.8	64,871,598	12.2	55.71	74.11
Building management use	24	156,532	1.2	—	—	—	—
Signed leases not commenced(5)	28	412,720	3.1	20,735,630	3.9	50.24	62.57
Total/Weighted Average(6)	840	13,228,943	100.0%	$533,795,748	100.0%	$45.04	$52.03
_____________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of December 31, 2017, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of December 31, 2017.

(3)
Annualized base rent per square foot at expiration for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of December 31, 2017.

(4)	Included within the expiring square footage for 2017 is 471,850 square feet related to the Cisco Systems, Inc. lease at Campus Center.

(5)
Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced reflects uncommenced leases for space not occupied as of December 31, 2017 and is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under uncommenced leases for vacant space as of December 31, 2017, divided by (ii) square footage under uncommenced leases as of December 31, 2017.

(6)	Total expiring square footage does not include 62,588 square feet of month-to-month leases.

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

FIFTEEN LARGEST OFFICE TENANTS

Tenant	Property	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent(1)	Percent of Annualized Base Rent
Google, Inc.(2)	Various	3	3	Various	472,189	3.6%	$32,636,370	6.3%
Netflix, Inc.(3)	ICON	1	1	12/31/2026	325,757	2.5	17,800,735	3.5
Cisco Systems, Inc.(4)	Various	2	2	Various	474,576	3.6	15,946,113	3.1
Riot Games, Inc.(5)	Element LA	1	1	3/31/2030	284,037	2.1	15,871,935	3.1
Uber Technologies, Inc.(6)	1455 Market	1	1	2/28/2025	309,811	2.3	15,042,228	2.9
Qualcomm	Skyport Plaza	2	1	7/31/2022	376,817	2.8	13,276,016	2.6
Salesforce.com(7)	Rincon Center	2	1	Various	265,394	2.0	13,260,782	2.6
Square, Inc.(8)	1455 Market	1	1	9/27/2023	338,910	2.5	11,761,423	2.3
Stanford(9)	Various	4	3	Various	151,249	1.1	10,615,279	2.1
GSA(10)	Various	5	5	Various	194,485	1.5	9,139,692	1.8
EMC Corporation(11)	Various	3	2	Various	294,756	2.2	8,055,636	1.6
NetSuite, Inc.(12)	Peninsula Office Park	2	1	Various	166,667	1.3	8,020,100	1.6
NFL Enterprises(13)	Various	2	2	12/31/2023	167,606	1.3	7,140,016	1.4
Nutanix, Inc.(14)	Various	2	2	3/31/2021	176,446	1.3	6,751,364	1.3
White & Case LLP(15)	Palo Alto Square	2	1	Various	66,363	0.5	5,829,623	1.1
TOTAL		33	27		4,065,063	30.6%	$191,147,312	37.3%
_____________________________

(1)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of December 31, 2017, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Google, Inc. expirations by property and square footage: (i) 207,857 square feet at 3400 Hillview expiring on November 30, 2021; (ii) 97,872 square feet at Foothill Research Center expiring on February 28, 2025 and (iii) 166,460 square feet at Rincon Center on February 29, 2028.

(3)	Netflix, Inc. is expected to take possession of an additional 52,626 square feet at CUE during the first quarter of 2018 and 39,327 square feet at CUE during the fourth quarter of 2018.

(4)
Cisco Systems, Inc. expirations by property and square footage: (i) 471,580 square feet at Campus Center expiring on December 31, 2017 and (ii) 2,996 square feet at Concourse expiring March 31, 2018. Campus Center was taken off-line for redevelopment on January 1, 2018.

(5)	Riot Games, Inc. may elect to exercise their early termination right effective March 31, 2025.

(6)	Uber Technologies, Inc. is expected to take possession of an additional 15,209 square feet at 1455 Market during the first quarter of 2018.

(7)
Salesforce.com expirations by square footage: (i) 83,016 square feet expiring on July 31, 2025; (ii) 83,372 square feet expiring on April 30, 2027; (iii) 93,028 square feet expiring on October, 31, 2028 and (iv) 5,978 square feet of month-to-month storage space. This tenant may elect to exercise their early termination right with respect to 74,966 square feet between August 1, 2021 and September 30, 2021.

(8)	Square, Inc. is expected to take possession of an additional 26,011 square feet at 1455 Market during the third quarter of 2018.

(9)
Stanford expirations by property and square footage: (i) Board of Trustees Stanford 18,753 square feet at Page Mill Hill expiring February 28, 2019; (ii) Stanford Healthcare 63,201 square feet at Page Mill Center expiring June 30, 2019; (iii) Stanford University 26,080 square feet at Palo Alto Square expiring on December 31, 2019 and (iv) Board of Trustees Stanford 43,215 square feet at Page Mill Center expiring December 31, 2022.

(10)
GSA expirations by property and square footage: (i) 5,266 square feet at Rincon Center expiring March 7, 2018; (ii) 71,729 square feet at 1455 Market expiring on February 19, 2019; (iii) 28,993 square feet at Northview Center expiring on April 4, 2020; (iv) 28,316 square feet at Rincon Center expiring May 31, 2020; (v) 41,793 square feet at 901 Market expiring on July 31, 2021 and (vi) 18,388 square feet at Concourse expiring on May 7, 2024. GSA may elect to exercise their early termination right at 901 Market with respect to 41,793 square feet any time after November 1, 2017 with 120 days prior written notice.

(11)
EMC expirations by property and square footage: (i) 66,510 square feet at 875 Howard expiring on June 30, 2019; (ii) 185,292 square feet at 505 First expiring on October 18, 2021 and (iii) 42,954 square feet at 505 First expiring on December 31, 2023.

(12)	NetSuite, Inc. expirations by square footage: (i) 37,597 square feet expiring on August 31, 2019 and (ii) 129,070 square feet expiring on May 31, 2022.

(13)
NFL Enterprises by property and square footage: (i) 157,687 square feet at 10950 Washington and (ii) 9,919 square feet at 10900 Washington. This tenant may elect to exercise their early termination right with respect to 167,606 square feet effective December 31, 2022.

(14)
Nutanix, Inc. expirations by square footage: (i) 148,325 square feet at 1740 Technology and (ii) 28,121 square feet at Metro Plaza. At 1740 Technology, Nutanix is expected to take possession of an additional 19,027 square feet during the second quarter of 2018 and 8,652 square feet during the fourth quarter of 2018.

(15)	White & Case LLP expirations by square footage at Palo Alto Square: (i) 26,490 square feet on January 14, 2018 and (ii) 39,873 square feet on January 31, 2028.

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

OFFICE PORTFOLIO DIVERSIFICATION

	Total Square Feet (1)	Annualized Rent as Percentage of Total
Industry
Technology	5,015,963	42.9%
Media & Entertainment	1,350,747	13.4
Business Services	1,055,177	8.5
Financial Services	953,232	7.7
Legal	743,530	9.0
Other	601,056	4.4
Retail	590,972	3.7
Insurance	294,293	2.4
Government	225,444	1.7
Real Estate	193,051	1.7
Healthcare	184,793	2.0
Educational	168,489	1.8
Advertising	123,602	0.8
Total	11,500,349	100.0%
_____________________________

(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
Fourth Quarter 2017 Supplemental Operating and Financial Information

DEFINITIONS
Funds From Operations (“FFO”): Funds From Operations before non-controlling interest (“FFO”) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. The calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

Adjusted Funds From Operations (“AFFO”): Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premium. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Net Operating Income (“NOI”): We evaluate performance based upon property net operating income (“NOI”) from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.